EXHIBIT 10-3

CONTRACT FOR CONSULTING SERVICES

THIS AGREEMENT dated as of the 1st day of November , 2004.

BETWEEN:

Coastport Capital Inc. having an office at Suite 501 – 595 Howe Street, Vancouver, British Columbia V6C 2T3 (the “Corporation”)

OF THE FIRST PART

AND:

Warwick Smith of Suite 501 – 595 Howe Street, Vancouver, British Columbia V6C 2T3 (the “Contractor”)

OF THE SECOND PART

WHEREAS:

A.	The Corporation wishes to retain the Contractor to provide services as an external senior strategic planning and marketing consultant.

B.	The Contractor has represented to have the expertise to provide strategic planning and marketing advice.

NOW THEREFORE, in consideration of the mutual covenants, premises, agreements and conditions herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties) the Contractor and the Corporation hereby agree as follows:

1.	INTERPRETATION

For all purposes of this Agreement, except as otherwise expressly provided:

(a)
this “Agreement” means this contract for the provision of services as an external senior strategic planning and marketing consultant, as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

(b)	the words “herein”, “hereof” and “hereunder” and other words of similar importance refer to this Agreement as a whole and not to any particular paragraph, sub-paragraph or other subdivision;

(c)	all references to currency mean lawful currency of Canada;

(d)	the headings are for convenience only and are not intended as a guide to interpretation of this Agreement or any portion hereof; and

(e)	“Termination Date” means the date which is 12 months after the date of this Agreement.

2.	ENGAGEMENT

(a)	The Corporation hereby engages the Contractor and the Contractor hereby undertakes the engagement by the Corporation; and

(b)
The Contractor’s engagement will commence on the date of this Agreement and continue until the Termination Date or until earlier terminated as hereinafter provided. This Agreement may be renewed upon the mutual agreement of the Corporation and the Contractor.

3.	SENIOR STRATEGIC PLANNING AND MARKETING CONSULTANT SERVICES

(a)	The Contractor agrees to provide the following services (collectively the “Consulting Services”):

	(i)	consult with and advise the Corporation with respect to Marketing Coastport Capital Inc.

		(a)	consult with and advise and assist the Corporation in matters pertaining to the Corporation’s on-going refinement of its business plan including strategic planning and development strategies; and

(b)
consult with and advise and assist the Corporation with respect to its business plan, feasibility studies and appraisal of prospective transactions including developing appropriate presentations, project analysis reports and other reports.

(c)
The contractor shall devote as much time and attention as is necessary to carry out the Consulting Services. The parties hereto agree that the Contractor is entitled to contract with or be employed by other firms, companies, persons or other entities to provide the Consulting Services with the permission of the Corporation.

		(d)	In providing the Consulting Services, the Contractor shall comply with all applicable laws, regulations, orders and/or policies of all

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relevant regulatory authorities and without limiting the generality of the foregoing, shall comply with any and all applicable requirements of the Securities Act (British Columbia) (the “Act”).

4.	COMPENSATION

(a)	During the term of this Agreement, the Contractor will be paid a monthly retainer of $4,000 + GST payable on the first of each month as well as a negotiable options package.

(b)
The Corporation will reimburse the Contractor for all pre-authorized reasonable travel expenses, including car rentals, food, cellular phone and lodging and sundry expenses, and all other reasonable out of pocket expenses incurred in connection with the provision of Consulting Services to the Corporation within 30 days of presentation of receipts or other evidence satisfactory to the Corporation in respect of such expenses and provided that such expenses have been approved by the Corporation. All expenses over Cdn$200 must have prior approval of the Corporation.

5.	TERMINATION

(a)	If the Contractor:

(i)
fails to comply with any provision of this Agreement, conduct himself in a manner inconsistent with the terms of this Agreement or detrimental to the business or reputation of the Corporation, which determination shall be made in a bona fide and reasonable manner, and if the Contractor persists in such non-compliance or conduct after receiving written notice of such determination; or

	(ii)	shall commit an act of fraud or dishonesty, as determined by the board of directors of the Corporation, which determination shall be made in a bona fide and reasonable manner.

then the Corporation at its option may, without prejudice to any rights or remedies it may have against the Contractor, forthwith by written notice to the Contractor, terminate this Agreement and the engagement of the Contractor here under and the Corporation shall be under no further obligation to the Contractor except to pay to the Contractor the compensation that the Contractor may be entitled to receive pursuant to Section 4 hereunder for Consulting Services rendered and expenses incurred to the date that written notice is received by the Contractor.

(b)
Upon any termination of this Agreement or the expiry of this Agreement, the Contractor shall at once deliver or cause to be delivered to the Corporation all books, documents, records, data effects, reports or other property belonging to the Corporation or for which the Corporation is liable to others, which are in the possession, charge, control or custody of the Contractor.

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(c)	This Agreement is for an initial term of twelve months and may be extended by mutual agreement for a term decided upon and agreed to by both parties to this Agreement.

(i) Either party may terminate this Agreement with 30 days notice in writing, with all outstanding obligations to be met up to the effective date of termination.

6.	SUCCESSORS, BINDING AGREEMENT

(a)
The Corporation shall require any successor (whether direct or indirect, by purchase, merger, amalgamation, arrangement, consolidation or otherwise), by agreement in form and substance satisfactory to the Contractor, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. As used in the Agreement, “successor” means any successor to its business or assets which executes and delivers the agreement provided for in this Subsection 6(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b)	This Agreement shall enure to the benefit of and be enforceable by the Contractor’s personal or legal representatives, executors, administrators, successors, heirs, devises and legatees.

7.	NOTICES For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be delivered personally or sent by facsimile addressed as follows:

(a)	If to the Contractor:	Warwick Smith
Suite 501-595 Howe Street
Vancouver, British Columbia
V6C 2T3
Fax: 604 685 4765

(b)	If to the Corporation:	Coastport Capital Inc.
Suite 501-595 Howe Street
Vancouver, British Columbia
V6C 2T3
Fax: 604 685 4765

Any notice personally delivered shall be deemed to have been given by the sender and received by the addressee at the time of delivery. Any notice sent by facsimile shall be deemed to have been given by the sender and received by the addressee on the first business day after it was transmitted.

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8.	GOVERNING LAW

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Province of British Columbia. These terms and conditions of agreement are subject to the rules and regulations of the TSX Venture Exchange, the BC Securities Commission and any other governing or regulatory bodies.

9.	MISCELLANEOUS

No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Contractor and the Corporation. No waiver by either party hereto at any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement may not be assigned by either party hereto without the written consent of the other.

10.	SEVERABILITY

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability or any other provision of this Agreement, which shall remain in full force and effect.

11.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

12.	CONFIDENTIALITY

The Contractor shall not either during the continuance of our engagement or at anytime thereafter divulge, publish or otherwise reveal either directly or indirectly or through any person, firm or corporation the private affairs or secrets of the Corporation to any person or persons other than the directors of the Corporation and shall not without the written consent of the Corporation either during the continuance of our engagement or at any time thereafter, use for our own purpose or any purpose other than those of the Corporation any information I may acquire in relation to the business and affairs of the Corporation except such information which is in the public domain or is required by law to be disclosed. The Contractor agrees, during the term of our engagement hereunder, and at all times thereafter to keep confidential all information and material provided to him by the Corporation, accepting only such information as is already known to the public or required by law to be disclosed, and including any such information and material in relation to any customer, vendor or other

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party transacting business with the Corporation, and not to release, use or disclose the same except with the prior written permission of the Corporation. The written understanding shall survive the Termination Date or the expiry of the Agreement, even if occasioned by the Corporation’s breach or wrongful termination.

13.	INDEPENDENT CONTRACTOR

(a)
In performing the Consulting Services, the Contractor shall operate as, and shall have the status of, an independent Contractor and shall not act or hold himself out as or be an agent of the Corporation and shall not bind the Corporation to any agreement or transaction.

(b)
The Contractor acknowledges that he is operating as an independent contractor, not an employee or agent of the Corporation and as such the Corporation makes no deduction from monies paid for Consulting Services performed (including any retainer fee, if applicable) for any government statutory taxation plan including income tax, government pension plan and unemployment insurance premiums; and that he is responsible for reporting and remitting any monies owing directly to the Government as and when required. The Contractor acknowledges and agrees that he is responsible for providing at his own cost, coverage for medical, dental, general automobile liability, comprehensive general liability, travel, disability, and for the Contractor and his employees, subcontractors, agents and representatives, if any, and that the Corporation is not under any obligation to provide or pay for any such insurance.

IN WITNESS WHEREOF the parities have caused this Agreement to be executed and delivered as of the day and year above first set forth.

Coastport Capital Inc.

Per: “Laurie W. Sadler”
LAURIE W. SADLER

Title:
President

"Warwick Smith" Warwick Smith

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